UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006 (November 2, 2006)

ARIZONA LAND INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-9900	86-0602478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29999 North 44th Street, Suite 100, Phoenix, Arizona	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 952-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

On November 2, 2006, Arizona Land Income Corporation (the “Company”) amended its Master Formation and Contribution Agreement dated as of October 3, 2006 (the “Master Agreement”) with POP Venture, LLC, a Delaware limited liability company (“POP”) affiliated with The Shidler Group. Pursuant to the Master Agreement, the Company will form an umbrella partnership (“UPREIT”) in which the Company is the sole general partner. Upon consummation of the transactions contemplated by the Master Agreement, the UPREIT will acquire ownership interests in up to ten Class A office properties, which comprise approximately 2.8 million square feet of office space, controlled by POP and located in the Honolulu, San Diego and Phoenix metropolitan areas, in consideration for common units and convertible preferred units. Convertible preferred units will be valued at $25.00 per unit and will comprise 75% of the value of the units issued. Common units will comprise 25% of the value of the units issued and will be valued at $2.79, which is the average closing price per share of the Company’s common stock during the ninety (90) trading days preceding October 3, 2006 minus the amount of the $1.00 special dividend expected to be made by the Company.

The Master Agreement contemplates a number of additional actions and transactions, including the sale of shares of common stock of the Company or common units of the UPREIT to affiliates of POP for $5 million in cash. The agreed price per share or unit for this subscription was $2.79. The closing market price of the common stock of the Company has substantially exceeded the $2.79 per share or unit price in the days immediately preceding November 2, 2006. As a result, POP has agreed to an increase in the per share or unit price in order to equitably allocate the benefits of the increased market price between POP and its affiliates and the Company’s existing shareholders. The new per share or unit subscription price is $5.00. The subscription will occur only if the other transactions contemplated by the Master Agreement are consummated and concurrent with the closing of the other transactions.

The Master Agreement required that the Company and POP use commercially reasonable efforts to agree to the forms of the following documents contemplated by the Master Agreement by November 2, 2006:

•	Advisory Agreement

•	Registration Rights Agreement

•	Articles of Incorporation (including Articles Supplementary)

•	Bylaws

•	Limited Partnership Agreement of the UPREIT

•	Certificate of Formation of the UPREIT

•	Form of Non-Competition Agreement

The forms of each of these documents were agreed by November 2, 2006 and each is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. None of these documents has been executed between the parties. The Company expects to execute these documents, adopt them or file them with the appropriate governmental authorities only when and if required pursuant to the Master Agreement. Further, the parties may agree to additional changes to such documents prior to their execution, adoption or filing.

The Master Agreement also required that the Company and POP enter into 10 separate Contribution Agreements no later than November 2, 2006. These Contribution Agreements articulate the terms and conditions by which the UPREIT may acquire POP’s ownership interests in each of 10 class A office properties controlled by POP as part of the transactions contemplated in the Master Agreement. The Company and POP entered into these 10 Contribution Agreements on November 2, 2006. Each agreement is in a substantially similar form except as required to reflect, among other things, different forms of ownership and economic interests in the 10 properties and the different legal and physical characteristics of the 10 properties.

Under the Contribution Agreements, the UPREIT will issue in consideration for the acquired property interests common units and convertible preferred units, which will become exchangeable for shares of common stock of the Company no earlier than two years after the transaction. The actual number of common units and convertible preferred units issued will depend upon the net equity value of the contributed property interests at the time the transactions are consummated, subject to closing adjustments applicable to the properties.

The Contribution Agreements contain customary representations and warranties and conditions to the obligations of the parties to consummate the transactions. Conditions to the obligations of the parties to consummate the transactions include: completing the other transactions contemplated under the Master Agreement, obtaining any required consent of lenders and joint venturers relating to the properties and transferring or indemnifying for guarantees and indemnities by certain third parties in connection with the mortgage indebtedness encumbering the properties.

The Contribution Agreements contain customary termination provisions. In addition, in the event that an ownership interest cannot be contributed as contemplated due to the inability to obtain a required consent, POP can elect to delay the conveyance of a property for up to 120 days following consummation of the contribution transactions for the other properties. POP can also elect in such a case to enter into a master lease with put and call rights or other structure which has an economic effect comparable to the contemplated conveyance.

The Company and POP both undertake certain obligations following the consummation of the transactions contemplated by the Contribution Agreements. POP has agreed not to exercise rights to exchange the partnership units that it receives for common stock of the Company for two years after the transactions are consummated. The Company has agreed, for 10 years after the transactions are consummated, not to sell the contributed properties except on a tax-deferred basis, to prepay or defease any mortgage indebtedness of the contributed properties only under certain conditions and to promptly replace condemned or damaged contributed property. The Company’s agreements are intended to help preserve the intended tax consequences of the contribution transactions for POP. The Company may be obligated to make-whole cash payments if it is unable to comply with the foregoing parameters.

The foregoing description of the Contribution Agreements is qualified in its entirety by the terms and conditions of the form of Contribution Agreement which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein. The assertions embodied in the representations and warranties contained in the form of Contribution Agreement, in the Master Agreement or any other agreement entered into or contemplated to be entered into in connection with the Master Agreement or a Contribution Agreement are not intended to be a source of factual, business or operational information about any of the parties thereto. The assertions embodied in those representations and warranties were made for purposes of the Contribution Agreement, the Master Agreement or other document containing such representations or warranties and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of such agreements and may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

In connection with the transactions contemplated by the Master Agreement, the Contribution Agreements and the other agreements and instruments described in this Current Report on Form 8-K, the Company will file with the Securities and Exchange Commission a definitive proxy statement that will be sent to the Company’s shareholders seeking the requisite approval for the transactions contemplated by the Master Agreement, the Contribution Agreements and the other agreements and instruments described in this Current Report on Form 8-K. THE COMPANY URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. At the appropriate time, shareholders will be able to obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents will also be available, free of charge, from the Company by directing such request to Ms. Deanna Barela at (602) 952-6821 or dbarela@phsg.com. Shareholders are urged to read the proxy statement and other relevant material when they become available before making any voting decisions with respect to the transactions.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the transactions. Information about the Company and its directors and executive officers, and their ownership of the Company common stock, is set forth in the proxy statement for the Company’s Annual Meeting of Shareholders, which was filed with the SEC on November 14, 2005. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

This Current Report on Form 8-K contains forward-looking statements that give our current expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current events. They include words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with discussion of asset and property values and future operating or financial performance. These include statements relating to future actions, growth strategy, future performance or results of anticipated operations, and financial results. Forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement. These forward-looking statements represent the judgment of the Company, as of the date of this current report, and the Company undertakes no obligation to update any forward-looking statement. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including the proxy statement that the Company will file in connection with the shareholder approval process described above in this current report.

9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Form of Contribution Agreement.

10.1	Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated November 2, 2006, between the Company and POP.

99.1	Form of Advisory Agreement – Exhibit A to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP.

99.2	Form of Registration Rights Agreement – Exhibit B to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP.

99.3	Form of Articles of Incorporation (including Articles Supplementary) – Exhibit C to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP.

99.4	Form of Bylaws – Exhibit D to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP.

99.5	Form of Limited Partnership Agreement of Pacific Office Properties, L.P. – Exhibit E to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP.

99.6	Form of Certificate of Formation of Pacific Office Properties, L.P. – Exhibit F to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP.

99.7	Form of Non-Competition Agreement – Exhibit G to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA LAND INCOME CORPORATION (Registrant)

Dated: November 3, 2006	/s/ Thomas R. Hislop
	Name:	Thomas R. Hislop
	Title:	Chairman of the Board, Vice President and Chief Financial Officer